Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2017 SECOND QUARTER RESULTS

FISCAL Q2 2017 HIGHLIGHTS

•	Net sales of $703.8 million, an increase of 2.9% year-over-year
•	Gross margin of 44.7%, a 40 basis point decline year-over-year
•	Operating income of $86.6 million, an increase of 7.6% year-over-year
•	Operating margin of 12.3%, a 50 basis point increase year-over-year
•	Diluted EPS of $0.93, or 5 cents above the midpoint of guidance, including a 3 cent income tax benefit*

MELVILLE, NY and DAVIDSON, NC, April 6, 2017 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America,  today reported financial results for its fiscal 2017 second quarter ended March 4, 2017.

Financial Highlights[1]	FY17 Q2		FY16 Q2		Change
Net Sales	$703.8		$684.1		2.9%
Operating Income	86.6		80.5		7.6%
% of Net Sales	12.3%		11.8%
Net Income	53.6		49.5		8.1%
Diluted EPS	$0.93	[2]	$0.80	[3]	16.3%

1In millions unless noted. 2Based on 57.2 million diluted shares outstanding for FY17 Q2.  3 Based on 61.3 million diluted shares outstanding for FY16 Q2.

Erik Gershwind, president and chief executive officer, said, "The environment continued to improve during our fiscal second quarter and the momentum sustained into March, the start of our fiscal third quarter. Most of our customers continue to express an improving outlook, particularly those in our core metalworking market. Our fiscal second quarter results reflected these developments."

Rustom Jilla, executive vice president and chief financial officer, added, "Our second quarter growth of 2.9 percent was very welcomed after five quarters of declines in average daily sales. We turned this sales growth into an eight percent increase in operating income, with operating expenses as a percentage of sales declining by about 100 basis points, and operating margin improving roughly 50 basis points, evidence of the leverage potential in our business. Diluted earnings per share was up 16 percent over the prior year, with last August’s share buyback and the share-based compensation tax change complementing our business performance."

Gershwind concluded, "We have used the last several years to capitalize on the opportunities presented by the prolonged downturn, and to focus on strengthening our business. Looking to the future, as the environment turns and momentum is building, I see a strong growth and leverage story playing out, particularly if inflation tailwinds continue to build as expected."

Outlook

Based on current market conditions, the Company expects net sales for the third quarter of fiscal 2017 to be between $734 million and $748 million. At the midpoint, average daily sales are expected to increase roughly 3.5 percent compared to last year’s third quarter. The Company expects diluted earnings per share for the third quarter of fiscal 2017 to be between $1.05 and $1.09.

*The Company recorded a reduction to income tax expense of $1.8 million, or $0.03 per share, associated with the adoption of FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09") in the second quarter of fiscal 2017. Under ASU 2016-09, excess tax benefits or deficiencies generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction or increase to income tax expense.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 SECOND QUARTER RESULTS

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2017 second quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until April 13, 2017.

The Company’s reporting date for fiscal 2017 third quarter results is scheduled for July 12, 2017.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of more than 6,000 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

# # #

Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, worldwide economic, social, political, and regulatory conditions, including conditions that may result from legislative, regulatory and policy changes, changing customer and product mixes, competition, industry consolidation, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, financial restrictions on outstanding borrowings, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, the inability to successfully manage the upgrade of our core financial systems, the loss of key suppliers or supply chain disruptions, problems with successfully integrating acquired operations, opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 4,	September 3,
	2017	2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$35,602	$52,890
Accounts receivable, net of allowance for doubtful accounts	429,862	392,463
Inventories	464,592	444,221
Prepaid expenses and other current assets	45,771	45,290
Deferred income taxes	—	46,627
Total current assets	975,827	981,491
Property, plant and equipment, net	318,981	320,544
Goodwill	623,296	624,081
Identifiable intangibles, net	101,103	105,307
Other assets	32,310	33,528
Total assets	$2,051,517	$2,064,951

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$184,000	$217,000
Current maturities of long-term debt	94,072	50,050
Accounts payable	124,304	110,601
Accrued liabilities	95,586	100,951
Total current liabilities	497,962	478,602
Long-term debt, net of current maturities	271,060	339,772
Deferred income taxes and tax uncertainties	101,574	148,201
Total liabilities	870,596	966,575
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	53	53
Class B common stock	12	12
Additional paid-in capital	614,253	584,017
Retained earnings	1,096,710	1,040,148
Accumulated other comprehensive loss	(21,346)	(19,098)
Class A treasury stock, at cost	(508,761)	(506,756)
Total shareholders’ equity	1,180,921	1,098,376
Total liabilities and shareholders’ equity	$2,051,517	$2,064,951

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 4,	February 27,	March 4,	February 27,
	2017	2016	2017	2016
Net sales	$703,780	$684,117	$1,390,051	$1,390,936
Cost of goods sold	389,218	375,326	766,754	763,173
Gross profit	314,562	308,791	623,297	627,763
Operating expenses	227,917	228,249	446,052	456,833
Income from operations	86,645	80,542	177,245	170,930
Other (expense) income:
Interest expense	(2,950)	(1,295)	(5,884)	(2,851)
Interest income	164	164	327	327
Other (expense) income, net	(54)	739	(338)	802
Total other expense	(2,840)	(392)	(5,895)	(1,722)
Income before provision for income taxes	83,805	80,150	171,350	169,208
Provision for income taxes	30,246	30,625	63,503	64,654
Net income	$53,559	$49,525	$107,847	$104,554
Per Share Information:
Net income per common share:
Basic	$0.94	$0.81	$1.90	$1.70
Diluted	$0.93	$0.80	$1.89	$1.70
Weighted average shares used in computing net income per common share:
Basic	56,620	61,187	56,500	61,242
Diluted	57,213	61,313	56,910	61,361
Cash dividends declared per common share	$0.45	$0.43	$0.90	$0.86

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	March 4,	February 27,	March 4,	February 27,
	2017	2016	2017	2016
Net income, as reported	$53,559	$49,525	$107,847	$104,554
Foreign currency translation adjustments	(701)	(2,279)	(2,248)	(3,394)
Comprehensive income	$52,858	$47,246	$105,599	$101,160

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 SECOND QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	March 4,	February 27,
	2017	2016
Cash Flows from Operating Activities:
Net income	$107,847	$104,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,815	35,381
Stock-based compensation	6,925	6,999
Loss on disposal of property, plant, and equipment	333	390
Provision for doubtful accounts	3,415	5,241
Deferred income taxes and tax uncertainties	—	(78)
Excess tax benefits from stock-based compensation	—	(267)
Changes in operating assets and liabilities:
Accounts receivable	(41,680)	7,581
Inventories	(21,289)	41,153
Prepaid expenses and other current assets	(343)	(10,362)
Other assets	1,056	653
Accounts payable and accrued liabilities	9,577	(8,265)
Total adjustments	(11,191)	78,426
Net cash provided by operating activities	96,656	182,980
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(25,508)	(26,781)
Net cash used in investing activities	(25,508)	(26,781)
Cash Flows from Financing Activities:
Repurchases of common stock	(3,377)	(19,212)
Payments of cash dividends	(51,010)	(52,948)
Payments on capital lease and financing obligations	(633)	(367)
Excess tax benefits from stock-based compensation	—	267
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,196	1,982
Proceeds from exercise of Class A common stock options	21,933	890
Borrowings under financing obligations	739	453
Borrowings under Credit Facility	78,000	66,000
Credit Facility financing costs	(142)	—
Payments of notes payable and revolving credit note under the Credit Facility	(136,000)	(167,500)
Net cash used in financing activities	(88,294)	(170,435)
Effect of foreign exchange rate changes on cash and cash equivalents	(142)	(71)
Net decrease in cash and cash equivalents	(17,288)	(14,307)
Cash and cash equivalents – beginning of year	52,890	38,267
Cash and cash equivalents – end of year	$35,602	$23,960
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$58,737	$70,511
Cash paid for interest	$5,524	$2,747